Exhibit 99.2

SUPPLEMENTAL INFORMATION

SEPTEMBER 30, 2006

(UNAUDITED)

Table of Contents

Overview

About the Company	4-5
Company Information	6
Quarterly Highlights	7

Consolidated Information

Balance Sheets	9
Statements of Income	10
Statements of Cash Flows	11-12
Funds From Operations	13
Net Cash Provided by Operating Activities to EBITDA Reconciliation	14
Adjusted Fixed Charge Coverage	15
Indebtedness	16
Capitalization	17
Portfolio Overview	18-19
Same Property Performance	20
Lease Expirations	21

HCP MOP

Balance Sheets	23
Statements of Operations and EBITDA	24
Funds From Operations	25
Indebtedness	26
Portfolio Overview and Lease Expirations	27
Same Property Performance	28

Other Information

Reporting Definitions	30-31
Supplemental Financial Measures Disclosures	32-34

Overview

About the Company (1)

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States.  Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985.  The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee, and its portfolio includes interests in 521 properties in 42 states.  The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated financial statements included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in income-producing healthcare related facilities.  Our primary goal is to increase shareholder value through profitable growth.  Our investment strategy to achieve this goal is based on three principles – opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.  We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator.  With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.  We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock.

We may incur additional mortgage indebtedness on real estate we acquire.  We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of September 30, 2006 the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 521 properties in 42 states and consisted of:

•                  30 hospitals

•                  144 skilled nursing facilities

•                  144 senior housing facilities

•                  178 medical office buildings

•                  25 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Mark Wallace, Senior Vice President, Chief Financial Officer and Treasurer at (562) 733-5100.

(1)                                  As of September 30, 2006.

Company Information(1)

Board of Directors

Mary A. Cirillo-Goldberg

Former Chairman and Chief Executive
Officer, OPCENTER

Compensation Committee

Nominating and Corporate
Governance Committee

Robert R. Fanning, Jr.

Managing Director (Retired)

The Huron Consulting Group

Audit Committee

James F. Flaherty III

Chairman and Chief Executive Officer

Health Care Property Investors, Inc.

David B. Henry

Vice Chairman and Chief Investment

Officer, Kimco Realty Corporation

Audit Committee

Finance Committee

Nominating and Corporate

Governance Committee

Michael D. McKee

Vice Chairman and Chief Operating

Officer, The Irvine Company

Chairperson, Compensation Committee

Harold M. Messmer, Jr.

Chairman and Chief Executive Officer

Robert Half International, Inc.

Compensation Committee

Nominating and Corporate

Governance Committee

Peter L. Rhein

Partner

Sarlot & Rhein

Chairperson, Audit Committee

Kenneth B. Roath

Chairman Emeritus

Health Care Property Investors, Inc.

Richard M. Rosenberg

Chairman and Chief Executive Officer

(Retired), Bank of America

Lead Director

Chairperson, Nominating and

Corporate Governance Committee

Finance Committee

Joseph P. Sullivan

Chairman of the Board of Advisors

RAND Health

Chairperson, Finance Committee

Audit Committee

Senior Management

Charles A. Elcan

Executive Vice President

Medical Office Properties

James F. Flaherty III

Chairman and

Chief Executive Officer

Paul F. Gallagher

Executive Vice President

Chief Investment Officer

Edward J. Henning

Senior Vice President

General Counsel and

Corporate Secretary

F. Scott Kellman

Senior Vice President

Business Development

Thomas D. Kirby

Senior Vice President

Acquisitions and Dispositions

Thomas M. Klaritch

Senior Vice President

Medical Office Properties

Stephen R. Maulbetsch

Executive Vice President

Strategic Development

Mark A. Wallace

Senior Vice President

Chief Financial Officer and Treasurer

Company Information

Corporate Headquarters

3760 Kilroy Airport Way

Suite 300

Long Beach, CA  90806-2473

(562) 733-5100

Nashville Office

3100 West End Avenue

Suite 800

Nashville, TN 37203

(615) 324-6900

Senior Debt Ratings(2)
Fitch	BBB
Moody’s	Baa3
Standard & Poor’s	BBB

Stock Exchange Listing
NYSE	(US Dollar)

Trading Symbol
HCP	Common Stock
HCP_pe	Series E Preferred
HCP_pf	Series F Preferred

(1)                                  As of September 30, 2006.

(2)                                  As of October 27, 2006.

Quarterly Highlights (1)

Mergers with CNL Retirement Properties, Inc, and CNL Retirement Corp.

On October 5, 2006, HCP closed its merger with CNL Retirement Properties, Inc (“CRP”) for aggregate consideration of approximately $5.3 billion. In the merger, HCP paid an aggregate of $2.9 billion of cash, issued 22.9 million shares of common stock, and either assumed or refinanced approximately $1.7 billion of CRP's outstanding debt.  Simultaneously, with the closing of the merger with CRP, HCP also merged with CNL Retirement Corp.

Real Estate Transactions

During the nine months ended September 30, 2006, the Company acquired interests in properties aggregating $451 million, including the following:

As previously announced, on July 28, 2006, the Company acquired two assisted living facilities, in exchange for three assisted living facilities valued at approximately $20 million, and $37 million in cash.  The two acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual annual lease rate of 7.0% with escalators based on the properties’ revenue growth.  The acquired properties are included in a new master lease that contains six properties leased to the operator.

On October 2, 2006, the Company acquired five assisted living and independent living facilities for $31 million, through a sale-leaseback transaction. These facilities have an initial lease term of fifteen years, with two ten-year renewal options. The initial annual lease rate is approximately 8.5% with annual escalators of 3%.  These assets are included in a master lease that has 31 properties leased to the operator.

During the nine months ended September 30, 2006, the Company sold 12 properties for $116.8 million and recognized gains of approximately $46.6 million, which includes one building sold on July 25, 2006, for $73 million with a gain of approximately $32 million.

On October 10, 2006, the Company entered into a definitive agreement to sell 78 skilled nursing facilities, that is expected to close during the fourth quarter of 2006. The closing of the transaction is subject to certain customary conditions.

On October 24, 2006, the Company entered into a definitive agreement to acquire the interest held by an affiliate of GE in HCP Medical Office Portfolio, LLC (“HCP MOP”), for $141 million. The closing of the transaction is subject to certain customary conditions. Upon the closing of this acquisition, expected to occur on or before November 30, 2006, HCP will be the sole owner of the venture and its fifty-nine medical office buildings with approximately 4 million rentable square feet.

On October 27, 2006, the Company entered into a joint venture agreement with an institutional partner. Pursuant to the agreement, this partner will acquire a majority equity interest in a portfolio consisting of 13 medical office buildings located in five states. HCP will act as the managing member and receive a one-time acquisition fee and ongoing asset management fees.

Capital Market Transactions

In connection with the CRP merger, the Company obtained from a syndicate of banks credit agreements providing for aggregate borrowings of $3.4 billion. The facilities include a $0.7 billion bridge loan, $1.7 billion two-year term loan, and $1.0 billion three-year term revolving credit facility.

On September 19, 2006, the Company issued $1 billion of senior unsecured notes, which consisted of $300 million of floating rate notes due 2008, $300 million of 5.95% notes due 2011, and $400 million of 6.30% notes due 2016.  The Company received net proceeds of $994 million, which together with cash on hand and borrowings under the new credit facilities were used to repay the Company’s previous line of credit facility and finance the CRP merger.

Other Events

On October 26, 2006, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.425 per share. The common stock dividend will be paid on November 21, 2006, to stockholders of record as of the close of business on November 3, 2006.

(1)                                  Includes events subsequent to the current quarter-end through the date of the most recent quarterly earnings press release issuance.

Consolidated Information

Consolidated Balance Sheets

In thousands

	September 30,	December 31,
	2006	2005
ASSETS
Real estate:
Buildings and improvements	$3,754,173	$3,365,869
Developments in process	19,822	22,286
Land	361,391	328,609
Less accumulated depreciation and amortization	657,552	573,767
Net real estate	3,477,834	3,142,997

Loans receivable, net:
Joint venture partners	7,053	7,006
Others	138,258	179,825
Investments in and advances to unconsolidated joint ventures	49,757	48,598
Accounts receivable, net	12,676	13,313
Cash and cash equivalents	645,363	21,342
Restricted cash	125,165	2,270
Intangibles, net	58,501	38,804
Real estate held for sale, net	27,964	98,855
Other assets, net	68,930	44,255
Total assets	$4,611,501	$3,597,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit	$—	$258,600
Senior unsecured notes	2,471,274	1,462,250
Mortgage debt	452,154	236,096
Accounts payable and accrued liabilities	89,371	68,718
Deferred revenue	31,372	22,551
Total liabilities	3,044,171	2,048,215

Minority interests:
Joint venture partners	24,848	20,905
Non-managing member unitholders	127,763	128,379
Total minority interests	152,611	149,284

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	137,560	136,194
Additional paid-in capital	1,478,990	1,446,349
Cumulative net income	1,697,419	1,521,146
Cumulative dividends	(2,179,535)	(1,988,248)
Accumulated other comprehensive loss	(4,888)	(848)
Total stockholders’ equity	1,414,719	1,399,766
Total liabilities and stockholders’ equity	$4,611,501	$3,597,265

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues and other income:
Rental revenues and other income	$130,952	$111,948	$376,499	$316,796
Equity income (loss) from unconsolidated joint ventures	1,044	(531)	7,580	(232)
Interest and other income	7,601	7,807	29,709	18,998
	139,597	119,224	413,788	335,562
Costs and expenses:
Interest	36,968	28,262	102,701	76,872
Depreciation and amortization	32,237	26,690	93,683	75,697
Operating	20,105	13,373	56,786	42,062
General and administrative	8,280	7,301	25,218	23,413
Impairments	—	—	3,087	—
	97,590	75,626	281,475	218,044

Income before minority interests	42,007	43,598	132,313	117,518
Minority interests	(3,511)	(3,415)	(11,458)	(9,593)

Income from continuing operations	38,496	40,183	120,855	107,925

Discontinued operations:
Operating income	2,594	4,585	10,441	14,444
Gain on sales of real estate, net of impairments	35,728	273	44,977	9,177
	38,322	4,858	55,418	23,621

Net income	76,818	45,041	176,273	131,546
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)
Net income applicable to common shares	$71,536	$39,759	$160,425	$115,698

Basic earnings per common share (EPS):
Continuing operations	$0.24	$0.26	$0.77	$0.69
Discontinued operations	0.28	0.03	0.41	0.17
Net income applicable to common shares	$0.52	$0.29	$1.18	$0.86

Diluted earnings per common share:
Continuing operations	$0.24	$0.26	$0.77	$0.69
Discontinued operations	0.28	0.03	0.40	0.17
Net income applicable to common shares	$0.52	$0.29	$1.17	$0.86

Weighted average shares used to calculate EPS:
Basic	136,682	135,225	136,402	134,385
Diluted	143,538	136,135	139,195	135,291

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

In thousands

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$176,273	$131,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	93,683	75,697
Discontinued operations	2,142	3,410
Amortization of above and below market lease intangibles, net	(1,383)	(1,708)
Stock-based compensation	6,060	4,779
Debt issuance costs amortization	2,746	2,344
Recovery of loan losses	—	(56)
Straight-line rents	(7,436)	(4,651)
Equity (income) loss from unconsolidated joint ventures	(7,580)	232
Distributions of earnings from unconsolidated joint ventures	7,580	—
Minority interests	11,458	9,593
Gain on sales of securities, net	(1,552)	(2,758)
Impairments	4,711	—
Gain on sales of real estate, net	(46,601)	(9,177)
Changes in:
Accounts receivable	637	1,327
Other assets	(6,898)	(1,405)
Accounts payable, accrued liabilities and deferred revenue	20,653	11,868
Net cash provided by operating activities	254,493	221,041

Cash flows from investing activities:
Acquisition and development of real estate	(336,709)	(376,713)
Lease commissions and tenant and capital improvements	(12,003)	(4,474)
Net proceeds from sales of real estate	100,217	46,328
Distributions from unconsolidated joint ventures	161	6,712
Proceeds from the sale of securities	5,630	2,858
Purchase of securities	(12,895)	—
Principal repayments on loans receivable	45,525	12,589
Investment in loans receivable	(4,005)	(9,787)
(Increase) decrease in restricted cash	(122,895)	2,288
Net cash used in investing activities	(336,974)	(320,199)

See Reporting Definitions and Supplemental Financial Measure Disclosures

	Nine Months Ended September 30,
In thousands	2006	2005
Cash flows from financing activities:
Repayments of bank lines of credit	(258,600)	(130,100)
Repayment of mortgage debt	(20,399)	(15,295)
Issuance of mortgage debt	161,874	—
Repayment of senior unsecured notes	(135,000)	(22,500)
Issuance of senior unsecured notes	1,142,877	445,471
Settlement of cash flow hedges	(4,354)	—
Net proceeds from the issuance of common stock and exercise of options	21,686	39,788
Dividends paid on common and preferred stock	(191,287)	(185,866)
Net distributions to minority interests	(10,295)	(11,128)
Net cash provided by financing activities	706,502	120,370
Net increase in cash and cash equivalents	624,021	21,212
Cash and cash equivalents, beginning of period	21,342	16,962
Cash and cash equivalents, end of period	$645,363	$38,174

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net income applicable to common shares	$71,536	$39,759	$160,425	$115,698
Real estate depreciation and amortization:
Continuing operations	32,237	26,690	93,683	75,697
Discontinued operations	551	1,039	2,142	3,410
Gain on sales of real estate	(35,728)	(273)	(46,601)	(9,177)
Equity income from unconsolidated joint ventures	(1,044)	531	(7,580)	232
FFO from unconsolidated joint ventures	2,177	1,339	5,690	7,069
Minority interests	3,511	3,415	11,458	9,593
Minority interests in FFO	(3,820)	(3,733)	(12,093)	(10,547)
FFO applicable to common shares	$69,420	$68,767	$207,124	$191,975

Distributions on convertible units	$2,533	$2,407	$7,832	$6,640

Diluted FFO applicable to common shares	$71,953	$71,174	$214,956	$198,615

Basic FFO per common share	$0.51	$0.51	$1.52	$1.43

Diluted FFO per common share	$0.50	$0.50	$1.50	$1.41

Weighted average shares used to calculate diluted FFO per common share	143,538	141,866	143,349	140,556

Dividends declared per common share	$0.425	$0.420	$1.275	$1.260

FFO payout ratio per common share	85.0%	84.0%	85.0%	89.4%

Consolidated Selected supplemental cash flow information:
Impairments	$—	$—	$4,711	$—
Capitalized interest	227	110	588	482
Stock-based compensation	1,812	1,581	6,060	4,779
Debt issuance costs amortization	942	771	2,746	2,344
Amortization of above and below market lease intangibles, net	462	281	1,383	1,708
Straight-line rents	2,715	1,909	7,436	4,651
Change in SAB 101 deferred revenue	(1,265)	(1,238)	360	546
Lease commissions and tenant and capital improvements	3,910	3,010	12,003	4,474

HCP’s share of HCP MOP:
Debt issuance cost amortization	$49	$326	$189	$528
Amortization of above and below market lease intangibles	242	329	787	1,021
Straight-line rents	280	70	557	208
Lease commissions and tenant and capital improvements	857	863	2,306	2,207

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to EBITDA Reconciliation

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net cash provided by operating activities	$80,626	$80,884	$254,493	$221,041
Changes in:
Accounts receivable	254	(122)	(637)	(1,327)
Other assets	6,616	1,081	6,898	1,405
Accounts payable, accrued liabilities and deferred revenue	(11,169)	(8,295)	(20,653)	(11,868)
Gain on sales of real estate, net	35,728	273	46,601	9,177
Impairments	—	—	(4,711)	—
Gain on sales of securities, net	1,552	2,758	1,552	2,758
Minority interests	(3,511)	(3,415)	(11,458)	(9,593)
Distributions of earnings from unconsolidated joint ventures	(1,957)	299	(7,580)	—
Equity income (loss) from unconsolidated joint ventures	1,044	(531)	7,580	(232)
Straight-line rents	2,715	1,909	7,436	4,651
Recovery of loan losses	—	—	—	56
Debt issuance costs amortization	(942)	(771)	(2,746)	(2,344)
Stock-based compensation	(1,812)	(1,581)	(6,060)	(4,779)
Amortization of above and below market lease intangibles, net	462	281	1,383	1,708
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	(32,237)	(26,690)	(93,683)	(75,697)
Discontinued operations	(551)	(1,039)	(2,142)	(3,410)
Net income	76,818	45,041	176,273	131,546

Interest expense	36,968	28,262	102,701	76,872
Income taxes	48	(364)	109	(214)
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	32,237	26,690	93,683	75,697
Discontinued operations	551	1,039	2,142	3,410
Equity (income) loss from unconsolidated joint ventures	(1,044)	531	(7,580)	232
HCP’s share of EBITDA from HCP MOP	3,599	3,257	15,963	10,782
EBITDA	$149,177	$104,456	$383,291	$298,325

See Reporting Definitions and Supplemental Financial Measure Disclosures

Adjusted Fixed Charge Coverage

In thousands

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006		2005

Net income	$76,818		$45,041		$176,273		$131,546
Interest expense	36,968		28,262		102,701		76,872
Income taxes	48		(364)		109		(214)
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	32,237		26,690		93,683		75,697
Discontinued operations	551		1,039		2,142		3,410
Equity (income) loss from unconsolidated joint ventures	(1,044)		531		(7,580)		232
HCP’s share of EBITDA from HCP MOP	3,599		3,257		15,963		10,782

EBITDA	$149,177		$104,456		$383,291		$298,325

Interest expense	$36,968		$28,262		$102,701		$76,872
HCP’s share of interest expense from HCP MOP	1,344		1,783		4,294		5,013
Capitalized interest	227		110		588		482
Preferred stock dividends	5,282		5,282		15,848		15,848

Adjusted fixed charges	$43,821		$35,437		$123,431		$98,215

Adjusted fixed charge coverage	3.4	x	2.9	x	3.1	x	3.0	x

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Indebtedness

In thousands

	Debt Maturities and Scheduled Principal Repayments
	September 30, 2006
		Senior
		Unsecured	Mortgage
	Total	Notes	Debt(2)

2006	$121,518	$120,000	$1,518
2007	31,773	20,000	11,773
2008	327,143	300,000	27,143
2009	39,293	—	39,293
2010	272,680	206,421	66,259
2011	316,008	300,000	16,008
2012	263,901	250,000	13,901
2013	170,293	150,000	20,293
2014	97,989	87,000	10,989
2015	432,452	400,000	32,452
Thereafter	856,195	650,000	206,195

Subtotal	2,929,245	2,483,421	445,824

Discounts and premiums, net	(5,817)	(12,147)	6,330

Consolidated debt(1)	$2,923,428	$2,471,274	$452,154

Weighted average interest rate	6.07%	6.06%	6.44%

Weighted average maturity in years	6.90	6.51	9.04

	September 30,	December 31,
	2006	2005

Fixed rate debt:
Senior unsecured notes	$2,147,024	$1,437,250
Mortgage debt(2)	440,754	224,431
	2,587,778	1,661,631

Variable rate debt:
Bank lines of credit	—	258,600
Senior unsecured notes	324,250	25,000
Mortgage debt	11,400	11,665
	335,650	295,265

Consolidated debt	$2,923,428	$1,956,946

Percent of consolidated debt
Fixed rate	88.5%	84.9%
Variable rate	11.5%	15.1%
	100.0%	100.0%

Unsecured	84.5%	87.9%
Secured	15.5%	12.1%
	100.0%	100.0%

(1)                                  Consolidated debt reflects book value.

(2)                                  Includes $45.6 million of mortgage notes payable that have been hedged through interest rate swap contracts.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Capitalization

In thousands, except per share data

Market Equity

	September 30, 2006				December 31, 2005
	Dividend	Shares/			Shares/
Security	Rate	Units	Price	Value	Units	Price	Value
Common stock and convertible units:

Common stock	N/A	137,560	$31.05	$4,271,238	136,194	$25.56	$3,481,119
Convertible partnership units (2 for 1) (1)	N/A	2,533	62.10	157,299	2,670	51.12	136,490
Convertible partnership units (1 for 1) (2)	N/A	894	31.05	27,759	699	25.56	17,866
				4,456,296			3,635,475
Preferred stock:
Series E	7.25%	4,000	25.30	101,200	4,000	25.16	100,640
Series F	7.10%	7,820	25.30	197,846	7,820	25.10	196,282
				299,046			296,922

Total market equity				$4,755,342			$3,932,397

Capitalization Ratios

	September 30,	December 31,
	2006	2005
Consolidated debt (3):
Bank line of credit	$—	$258,600
Senior unsecured notes	2,471,274	1,462,250
Mortgage debt	452,154	236,096
	$2,923,428	$1,956,946
Total undepreciated investments:
Buildings and improvements	$3,754,173	$3,365,869
Developments in process	19,822	22,286
Land	361,391	328,609
Loans receivable, net	145,311	186,831
Investments in and advances to unconsolidated joint ventures	49,757	48,598
Intangible real estate assets	75,509	46,755
Intangible real estate liabilities	(16,979)	(7,466)
	$4,388,984	$3,991,482

Consolidated debt / Undepreciated investments	66.6%	49.0%

Total market capitalization:
Consolidated debt	$2,923,428	$1,956,946
Total market equity	4,755,342	3,932,397
	$7,678,770	$5,889,343

Consolidated debt / Total market capitalization	38.1%	33.2%

Total book capitalization:
Consolidated debt	$2,923,428	$1,956,946
Total stockholders’ equity	1,414,719	1,399,766
	$4,338,147	$3,356,712

Consolidated debt / Total book capitalization	67.4%	58.3%

(1)                                  Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(2)                                  Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

(3)                                  Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the nine months ended September 30, 2006

Dollars and square feet in thousands

Owned Property and Secured Loan Portfolios

Overview by property type

	Property		Square	Facility Occupancy %		Number
Sector	Count	Beds/Units	Feet	09/30/06	06/30/06	of States
Hospital	30	3,545 Beds	3,814	55	59	16
Skilled nursing	144	16,901 Beds	5,588	80	81	32
Senior housing	140	14,764 Units	14,141	89	89	34
MOB	122	N/A	7,351	94	94	25
Other	25	N/A	1,517	99	99	8
Total	461		32,411

Owned Property and Secured Loan Portfolios

Operator concentration

	Property	Investment			Interest	Total
Operator	Count	Amount	%	NOI	Income	Amount	%
Tenet Healthcare Corporation	8	$423,497	10	$39,866	$—	$39,866	12
Brookdale Senior Living(1)	15	403,820	9	32,443	—	32,443	10
Áegis Senior Living	12	254,970	6	16,588	—	16,588	5
Emeritus Corporation	36	245,702	6	20,632	253	20,885	6
Summerville Senior Living	26	243,952	6	15,515	750	16,265	5
HealthSouth Corporation	9	108,301	3	10,856	—	10,856	3
Capital Senior Living	9	98,605	2	2,587	—	2,587	1
MedCath Corporation	3	96,232	2	—	6,751	6,751	2
Atria Senior Living Group	6	88,046	2	4,533	—	4,533	1
Kindred Healthcare, Inc.	11	40,454	1	6,198	—	6,198	2
Trilogy Health Services	14	83,840	2	8,009	—	8,009	2
Pioneer Valley Hospital Inc.	2	70,615	2	5,424	—	5,424	2
Other Public Companies	46	280,868	6	25,694	1,204	26,898	8
Other Operators	264	1,889,360	43	131,368	1,168	132,536	41
Total	461	$4,328,262	100	$319,713	$10,126	$329,839	100

Reconciliation of Net Income to NOI

Net income	$176,273
Equity income from unconsolidated joint ventures	(7,580)
Interest and other income	(29,709)
Interest expense	102,701
Depreciation and amortization	93,683
General and administrative	25,218
Impairments	3,087
Minority interests	11,458
Total discontinued operations	(55,418)
Net operating income (“NOI”)	$319,713

(1)                                  Prior to July 25, 2006, American Retirement Corporation.

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the nine months ended September 30, 2006

Dollars and square feet in thousands

Owned Property Portfolio

Overview by type

							Cash			Less
	Property			Square	Facility Occupancy %		Flow		Rental	Operating
Sector	Count	Investment	Beds/Units	Feet	09/30/06	06/30/06	Coverage		Revenues	Expenses	NOI
Hospital	27	$731,145	3,319 Beds	3,403	55	59	2.1	x	$67,828	$—	$67,828
Skilled nursing	140	598,767	16,305 Beds	5,391	80	81	1.5	x	60,008	169	59,839
Senior housing	137	1,472,159	14,652 Units	14,011	89	89	1.2	x	107,363	8,735	98,628
MOB	122	1,154,548	N/A	7,351	94	94	N/A		120,924	44,101	76,823
Other	25	233,618	N/A	1,517	99	99	N/A		20,376	3,781	16,595
Total	451	$4,190,237		31,673					$376,499	$56,786	$319,713

Owned Property Portfolio

Overview by state

	Total	Hospital		Skilled Nursing		Senior Housing		MOB		Other
									Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	57	4	326	9	1,079	30	3,315	14	1,136	—	—
CA	47	3	745	9	918	17	1,554	11	609	7	580
IN	47	—	—	31	3,548	3	233	13	689	—	—
FL	47	2	312	8	930	28	3,640	9	532	—	—
UT	32	1	139	1	120	—	—	21	897	9	551
TN	15	—	—	7	1,010	1	60	5	474	2	101
CO	16	1	64	4	513	1	236	10	580	—	—
OH	16	—	—	11	1,443	4	427	1	37	—	—
WA	14	—	—	1	168	7	521	6	586	—	—
Other	160	16	1,733	59	6,576	46	4,666	32	1,811	7	285
Total	451	27	3,319	140	16,305	137	14,652	122	7,351	25	1,517

Secured Loan Portfolio

Overview by type

							Debt
	Property			Square	Facility Occupancy %		Service		Interest
Sector	Count	Investment	Beds/Units	Feet	09/30/06	06/30/06	Coverage		Income
Hospital	3	$96,232	226 Beds	411	55	63	3.6	x	$6,751
Skilled nursing	4	20,154	596 Beds	197	85	84	1.6	x	1,724
Senior housing	3	21,639	112 Units	130	92	83	2.0	x	1,651
Total	10	$138,025		738					$10,126

See Reporting Definitions and Supplemental Financial Measure Disclosures

Same Property Performance

Dollars and square feet in thousands

			Skilled	Senior
	Total	Hospital	Nursing	Housing	MOB	Other	HCP MOP (1)
Owned Property Portfolio

Property count	451	27	140	137	122	25	55
Investment	$4,190,237	$731,145	$598,767	$1,472,159	$1,154,548	$233,618	$415,976

Same Property Portfolio

Property count	367	26	139	95	88	19	53
Investment	$3,180,654	$713,735	$593,701	$877,131	$802,487	$193,600	$398,844

Percent of Owned Property Portfolio (by investment)	76%	98%	99%	60%	70%	83%	96%

Square feet	25,946	3,272	5,344	10,825	5,221	1,284	3,866

Facility occupancy at September 30, 2006		55%	80%	89%	94%	100%	90%

Facility occupancy at September 30, 2005		58%	81%	88%	95%	100%	88%

NOI for the nine months ended September 30, 2006	$270,547	$67,739	$59,465	$68,235	$60,095	$15,013	$31,560

NOI for the nine months ended September 30, 2005	$266,641	$67,574	$57,998	$65,876	$59,978	$15,215	$30,310

Same property change in NOI	1.5%	0.2%	2.5%	3.6%	0.2%	(1.3)%	4.1%

NOI for the nine months ended September 30, 2006	$270,547	$67,739	$59,465	$68,235	$60,095	$15,013	$31,560
Straight-line rents	(3,456)	(995)	(45)	(1,294)	(1,237)	115	(1,597)
Amortization of other lease intangibles	(422)	—	87	—	(509)	—	(2,384)
NOI, as adjusted, for the nine months ended September 30, 2006	$266,669	$66,744	$59,507	$66,941	$58,349	$15,128	$27,579

NOI for the nine months ended September 30, 2005	$266,641	$67,574	$57,998	$65,876	$59,978	$15,215	$30,310
Straight-line rents	(3,670)	(670)	(283)	(1,532)	(1,001)	(184)	(551)
Amortization of other lease intangibles	(1,553)	—	25	—	(1,578)	—	(2,997)
NOI, as adjusted, for the nine months ended September 30, 2005	$261,418	$66,904	$57,740	$64,344	$57,399	$15,031	$26,762

Same property change in NOI, as adjusted	2.0%	(0.2)%	3.1%	4.0%	1.7%	0.6%	3.1%

(1)                                  Represents 100% of HCP MOP.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)

In thousands

		Expiration Year (2)
Sector	Totals	2006	2007	2008	2009	2010

Owned Property Portfolio

Hospital:
Leases	11	—	2	1	7	1
Annualized expiring rents	$47,675	$—	$1,686	$1,997	$41,019	$2,973

Skilled nursing:
Leases	48	4	—	24	13	7
Annualized expiring rents	$26,733	$1,799	$—	$12,396	$8,156	$4,382

Senior housing:
Leases	4	—	—	1	—	3
Annualized expiring rents	$543	$—	$—	$70	$—	$473

MOB:
Leases	1,102	198	246	261	221	176
Annualized expiring rents	$79,189	$8,750	$15,490	$21,836	$19,681	$13,432

Other:
Leases	9	—	1	1	4	3
Annualized expiring rents	$12,296	$—	$3,821	$3,453	$2,350	$2,672

Total:
Leases	1,174	202	249	288	245	190
Annualized expiring rents	$166,436	$10,549	$20,997	$39,752	$71,206	$23,932

HCP MOP (3)
Leases	722	96	209	157	97	163
Annualized expiring rents	$47,461	$4,962	$13,210	$9,590	$5,904	$13,795

(1)                                  The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)                                  Lease expirations through 2010.

(3)                                  Represents 100% of HCP MOP.

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP

Unconsolidated Joint Venture

HCP MOP Balance Sheets

In thousands

	September 30,	December 31,
	2006	2005
ASSETS
Real estate:
Buildings and improvements	$354,128	$346,991
Developments in process	3,249	2,371
Land	41,543	41,478
Less accumulated depreciation and amortization	30,006	21,342
Net real estate	368,914	369,498

Accounts receivable, net	2,410	2,422
Cash and cash equivalents	12,603	7,835
Restricted cash	1,947	2,300
Intangible lease assets, net	5,718	11,867
Real estate held for sale, net	171	78,811
Other assets, net	7,469	12,366
Total assets	$399,232	$485,099

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$251,317	$261,054
Mortgage debt on assets held for sale	—	58,232
Secured notes to members	11,523	9,412
Accounts payable and accrued liabilities	12,362	11,931
Intangible lease liabilities, net	3,345	6,046
Deferred revenue	2,577	1,643
Other liabilities	1,905	1,819
Total liabilities	283,029	350,137

GE’s capital	77,856	90,424
HCP’s capital	38,347	44,538

Total liabilities and members’ capital	$399,232	$485,099

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Statements of Operations and EBITDA

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues and other income:
Rental revenues	$19,337	$17,481	$56,928	$52,194
Interest and other income	177	43	611	597
	19,514	17,524	57,539	52,791
Costs and expenses:
Interest	4,072	3,953	12,100	11,986
Depreciation and amortization	4,146	4,770	13,027	14,883
Operating	8,781	7,777	25,462	21,879
General and administrative	1,614	1,705	4,579	4,972
	18,613	18,205	55,168	53,720

Income (loss) from continuing operations	901	(681)	2,371	(929)

Discontinued operations:
Operating income (loss)	1,636	(1,029)	965	(1,337)
Gain on sales of real estate	143	170	18,840	611
	1,779	(859)	19,805	(726)

Net income (loss)	$2,680	$(1,540)	$22,176	$(1,655)

HCP’s equity income (loss)	$1,072	$(511)	$7,495	$(549)

Fees earned by HCP	$663	$775	$2,630	$2,326

Distributions received by HCP	$8,313	$1,560	$13,529	$4,942

Net income (loss)	$2,680	$(1,540)	$22,176	$(1,655)
Interest expense:
Continuing operations	4,072	3,953	12,100	11,986
Discontinued operations	—	1,449	911	3,205
Depreciation and amortization:
Continuing operations	4,146	4,770	13,027	14,883
Discontinued operations	6	1,237	158	4,254
EBITDA	$10,904	$9,869	$48,372	$32,673

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Funds From Operations

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net income (loss)	$2,680	$(1,540)	$22,176	$(1,655)
Real estate depreciation and amortization:
Continuing operations	4,146	4,770	13,027	14,883
Discontinued operations	6	1,237	158	4,254
Gain on sales of real estate	(143)	(170)	(18,840)	(611)

Funds from operations (FFO)	$6,689	$4,297	$16,521	$16,871

Selected supplemental cash flow information
Debt issuance cost amortization	$149	$988	$572	$1,600
Amortization of above and below market lease intangibles, net	732	996	2,384	3,094
Straight-line rents	850	212	1,688	631
Lease commissions and tenant and capital improvements	2,597	2,615	6,988	6,687

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

September 30, 2006

Year	Debt

2006	$12,439
2007	3,766
2008	3,957
2009	51,260
2010	16,373
2011	3,573
2012	10,766
2013	3,742
2014	156,964
Total debt (1)	$262,840

Weighted average interest rate	5.83%

Weighted average maturity in years	5.94

	September 30,	December 31,
	2006	2005
HCP MOP debt:
Fixed rate	$257,313	$293,251
Variable rate	5,527	35,447
	$262,840	$328,698

Percent of HCP MOP debt:
Fixed rate	97.9%	89.2%
Variable rate	2.1%	10.8%
	100.0%	100.0%

(1)           Total debt reflects book value.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Portfolio Overview and Lease Expirations

As of and for the nine months ended September 30, 2006

Dollars and square feet in thousands

Portfolio Overview(1)

							Less
	Property		Square	Facility Occupancy %		Rental	Operating
Sector	Count	Investment	Feet	09/30/06	06/30/06	Revenues	Expense	NOI
MOB	55	$415,976	4,006	88%	87%	$56,928	$25,462	$31,466

Lease expiration summary

		Expiration Year (1)
	Total	2006	2007	2008	2009	2010

Leases	722	96	209	157	97	163
Annualized expiring rents	$47,461	$4,962	$13,210	$9,590	$5,904	$13,795

(1)          Lease expirations through 2010.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Same Property Performance

Dollars and square feet in thousands

Total
HCP MOP Portfolio

Property count	55
Investment	$415,976

HCP MOP Same Property Portfolio

Property count	53
Investment	$398,844

Percent of Owned Property Portfolio (by investment)	96%

Square feet	3,866

Facility occupancy at September 30, 2006	90%

Facility occupancy at September 30, 2005	88%

NOI for the nine months ended September 30, 2006	$31,560

NOI for the nine months ended September 30, 2005	$30,310

Same property change in NOI	4.1%

NOI for the nine months ended September 30, 2006	$31,560
Straight-line rents	(1,597)
Amortization of other lease intangibles	(2,384)
NOI, as adjusted, for the nine months ended September 30, 2006	$27,579

NOI for the nine months ended September 30, 2005	$30,310
Straight-line rents	(551)
Amortization of other lease intangibles	(2,997)
NOI, as adjusted, for the nine months ended September 30, 2005	$26,762

Same property change in NOI, as adjusted	3.1%

See Reporting Definitions and Supplemental Financial Measures Disclosures

Other Information

Reporting Definitions

ALF.  Assisted living facility.

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent.  The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent.  The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end.  The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale.  Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet.  Hospitals and skilled nursing facilities are measured by licensed bed count.  ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units).  MOBs and other healthcare facilities are measured in square feet.

Book Value.  The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage.  Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent.  Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information.   Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities.

CCRC.  Continuing care retirement community.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment.

Facility EBITDAR.  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage.  EBITDAR as an analytical tool has limitations similar to EBITDA.  However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management.  The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDAR includes an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ILFs, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy.  For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data.  The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, respectively.  The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by lessees and borrowers without verification by the Company.

Future Minimum Rents.  Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP.  U.S. generally accepted accounting principles.

HCP MOP.  HCP Medical Office Portfolio, LLC, an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company is managing member and has a 33% interest therein.

ILF.  Independent living facility.

Investment.  The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable.  Excludes assets held for sale and classified as discontinued operations.

Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

MOB.  Medical office building.

“Other” Property Type.  Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt.  Mortgage debt secured by real estate.

Square Feet Owned.  The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization.  The carrying amount of consolidated debt plus the carrying amount of stockholders’ equity.

Total Market Capitalization.  Consolidated debt at Book Value plus total Market Equity.

Undepreciated investments.  The carrying amount of the Company’s real estate assets, including intangibles, after adding back accumulated depreciation and amortization plus net loans receivable plus investments in and advances to unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Adjusted Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Adjusted Fixed Charge Coverage. However, the usefulness of Adjusted Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Adjusted Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Adjusted Fixed Charge Coverage.  EBITDA divided by Adjusted Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from EBITDA and Adjusted Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of EBITDA and Adjusted Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  The Company’s presentation of EBITDA herein is solely as a non-GAAP liquidity measure in connection with the presentation of Adjusted Fixed Charge Coverage.  As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. The Company believes investors should consider EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity.  EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  Also, EBITDA does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt.  The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA.  EBITDA does not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of other lease intangibles and lease termination fees.  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include a statement about expected stabilized yields on certain acquired properties, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations;

changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments.  Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.